                                                                     EXHIBIT 4.4


                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

         THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "Agreement") is made as of __________, 2006 by and among (i) HealthSpring, Inc., a Delaware corporation (formerly known as NewQuest Holdings, Inc.) (the "Company"), (ii) GTCR Fund VIII, L.P., a Delaware limited partnership ("Fund VIII"), GTCR Fund VIII/B, L.P., a Delaware limited partnership ("Fund VIII/B"), GTCR Co-Invest II, L.P., a Delaware limited partnership ("GTCR Co-Invest"), and certain other Stockholders. Capitalized terms used but not otherwise defined herein are defined in Section 5 hereof.

         WHEREAS, Section 17 of the Stockholders Agreement dated March 1, 2005 by and among the above mentioned parties to this Agreement and the other Persons listed on the Schedule of Stockholders thereto (the "Original Agreement") provides that the Original Agreement may be amended by the Company, the Investor Majority, and the holders of a majority of the Common Stock held by the Executives and the Other Stockholders, collectively;

         WHEREAS, in connection with the proposed initial Public Offering of Common Stock of the Company (the "IPO"), the Company and the parties hereto desire to amend and restate the Original Agreement and enter into this Agreement, subject to and effective upon the consummation of the IPO (the "Effective Time");

         WHEREAS, this Agreement has been executed by the Company, the Investor Majority, and the holders of a majority of the Common Stock held by the Executives and the Other Stockholders, collectively; and

         WHEREAS, this Agreement is therefore, upon the Effective Time, intended to be binding upon the parties hereto, and the Persons listed on the attached Schedule of Stockholders.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby amend and restate the Original Agreement in its entirety, subject to and effective upon the consummation of the IPO as of the Effective Time, as follows:

         1. Board of Directors; Approval of Equity Awards.

            (a) Investor Directors. From and after the Effective Time and until the provisions of this Section 1 cease to be effective, each holder of Stockholder Shares shall vote all of his, her or its Stockholder Shares which are voting shares and any other voting securities of the Company over which such holder has voting control, and shall take all other necessary or desirable actions within his, her or its control as a stockholder (including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that the following persons shall be elected to the Board of Directors of the Company (the "Board"):

                           (i) for such time as the Investors collectively
                  beneficially own at least 10% of the outstanding shares of Common Stock of the Company, one representative designated by Fund VIII, who shall initially be Joseph P. Nolan (the "Fund VIII Director"); and

                           (ii) for such time as the Investors collectively
                  beneficially own at least 15% of the outstanding shares of Common Stock of the Company, one representative designated by Fund VIII/B, who shall initially be Daniel L. Timm (the "Fund VIII/B Director" and, collectively with the Fund VIII Director, the "Investor Directors").

            (b) The removal from the Board of any Fund VIII Director shall be upon (and only upon) the written request of Fund VIII, and the removal from the Board of any Fund VIII/B Director shall be upon (and only upon) the written request of Fund VIII/B, such removal being effective, in each case, as of the date specified in such written request and without any further action required by the Board or the Stockholders; and

            (c) Mr. Nolan shall initially be designated as a Class I director of the Company and Mr. Timm shall initially be designated as a Class II director of the Company. The Company agrees to cause the nomination of the aforementioned designees (and each successor or replacement designated by Fund VIII or Fund VIII/B, as applicable) for election by the stockholders of the Company at each applicable meeting called for the purposes of electing such designees to the Board upon the expiration of their then-current term. In the event a vacancy is created on the Board by the retirement, resignation or other removal of an Investor Director, the Company agrees to cause the Board to elect a successor designated by Fund VIII or Fund VIII/B, as applicable, to fill such vacancy and to serve the remainder of such initial director's then-current term.

            (d) Board Committees. For such time as the Investors collectively beneficially own at least 15% of the outstanding shares of Common Stock of the
Company:

                  (i) Fund VIII will have the right to designate, and the Company agrees to cause the Board to elect, one of the Investor Directors to serve on each of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and each of the other committees of the Board, except to the extent prohibited by applicable law or the rules of the New York Stock Exchange or another applicable self-regulatory body;

                  (ii) the removal from any such committee (except as may be required to comply with applicable law or the rules of the New York Stock Exchange or other applicable self-regulatory body) of any Investor Director shall be upon (and only upon) the written request of Fund VIII and such Director shall be removed effective as of the date specified in such written request and without any further action required by the Board or the Stockholders;

                  (iii) in the event a vacancy is created on any such committee by the retirement, resignation or other removal of an Investor Director, the Company agrees to cause such committee to elect a successor designated by Fund VIII to fill such vacancy and to serve the remainder of such initial director's then-current term (except as may be required to comply with applicable law or the rules of the New York Stock Exchange or other applicable self-regulatory body).

            (e) Fund VIII Consent to Equity Issuances. For such time as the Investors collectively beneficially own at least 15% of the outstanding shares of Common Stock of the Company, the consent of Fund VIII will be required prior to the issuance of any equity or equity-based awards to any of the Company's
Section 16 Officers; provided, that such consent shall be deemed to have been given if such award has been approved by any Investor Director who is also a member of the Compensation Committee of the Board unless Fund VIII delivers notice to the Company that its consent is withheld prior to the end of the meeting at which such issuance is being considered.

            (f) Automatic Termination. The provisions of this Section 1 shall terminate automatically and be of no further force and effect upon the consummation of a sale of the Company.

         2. Restrictions on Transfer.

            (a) Transfer of Stockholder Shares. No holder of Stockholder Shares other than an Investor shall Transfer any interest in Stockholder Shares prior to March 1, 2010, without the prior written consent of the Investor Majority, except Transfers to a Permitted Transferee in accordance with Section 2(b) or pursuant to a Public Sale or a Sale of the Company approved by the Board (an "Approved Sale") in accordance with this Agreement.

            (b) Permitted Transfers. The restrictions set forth in Section 2(a) shall not apply to (i) any Transfer of Stockholder Shares by any Stockholder to or among its Affiliates or Family Group, (ii) a Public Sale by any of the Executives or any of their Permitted Transferees after the Executives Restriction Termination Date, (iii) a Public Sale by any of the Other Stockholders or any of their Permitted Transferees after the Other Stockholders Restriction Termination Date, or (iv) an Approved Sale; provided that the restrictions contained in this Agreement will continue to be applicable to the Stockholder Shares after any Transfer pursuant to clause (i) above and the transferee of such Stockholder Shares shall agree in writing to be bound by the provisions of this Agreement. Upon the Transfer of Stockholder Shares pursuant to clause (i) of the previous sentence, the transferees will deliver a written notice to the Company, which notice will disclose in reasonable detail the identity of such transferee. A transferee permitted pursuant to this Section 2(b) who receives a transfer of Stockholder Shares in accordance with this Agreement shall be referred to herein as a "Permitted Transferee." Notwithstanding the foregoing, no party hereto shall avoid the provisions of this Agreement by (i) making one or more transfers to one or more Permitted Transferees and then disposing of all or any portion of such party's interest in any such Permitted Transferee or (ii) by Transferring the securities of any entity holding (directly or indirectly) Stockholder Shares.

            (c) Termination of Restrictions. The restrictions on the Transfer of Stockholder Shares set forth in this Section 2 shall continue with respect to each Stockholder Share until the earlier of: (i) with respect to an Executive, the Executives Restriction Termination Date, or, with respect to an Other Stockholder, the Other Stockholders Restriction Termination Date, and (ii) the date on which such Stockholder Share has been transferred in a Public Sale or pursuant to an Approved Sale.

         3. Holdback Agreement. To the extent not inconsistent with applicable law, each holder of Stockholder Shares shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities, options or rights convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of the IPO or any underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are included (except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8 or any successor form), except to the extent the underwriters managing the registered public offering otherwise agree with respect to all Stockholders. Notwithstanding any provision to the contrary in this Agreement, (i) none of the Other Stockholders shall effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities, options or rights convertible into or exchangeable or exercisable for such securities until the Other Stockholders Restriction Termination Date, and (ii) none of the Executives shall effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities, options or rights convertible into or exchangeable or exercisable for such securities until the Executives Restriction Termination Date.

         4. Legend. Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such securities remain Stockholder Shares as defined herein after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER AND VOTING AND OTHER RESTRICTIONS PURSUANT TO AN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED AS OF ____________, 2005 AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S STOCKHOLDERS. A COPY OF SUCH STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

The Company shall imprint such legend on certificates evidencing Stockholder Shares outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any securities which cease to be Stockholder Shares.

         5. Definitions.

         "Affiliate" means, (i) with respect to any Person, any Person that controls, is controlled by or is under common control with such Person or an Affiliate of such Person, and (ii) with respect to any Investor, any general or limited partner of such Investor, any employee or owner of any such partner, or any other Person controlling, controlled by or under common control with such Investor. For purposes of this definition, "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and such "control" will be presumed if any Person owns 20% or more of the voting capital stock or other ownership interests, directly or indirectly, of any other Person.

         "Common Stock" means the common stock of the Company, $0.01 par value per share.

         "Demand Registration" has the meaning given to such term in the Registration Agreement.

         "Executives" means the Persons listed on the attached Schedule of Stockholders under the heading "Executives" and each of the other executives or employees of the Company or its Subsidiaries or persons who were executives or employees of the Company or its Subsidiaries at any time subsequent to July 1, 2004 who, at any time, acquires Stockholder Shares of the

Company and executes a counterpart of this Agreement or otherwise agrees to be bound by this Agreement.

         "Executives Restriction Termination Date" means the earlier of (a) the second anniversary of the IPO and (b) the receipt of proceeds by the Investors from the sale of Stockholder Shares held by the Investors in an aggregate amount of at least $134,068,683.

         "Family Group" means a Person's spouse and descendants (whether natural or adopted), and any trust, family limited partnership, limited liability company or other entity wholly owned, directly or indirectly, by such Person or such Person's spouse and/or descendants that is and remains solely for the benefit of such Person and/or such Person's spouse and/or descendants and any retirement plan for such Person, or a not-for-profit entity or organization for estate planning purposes.

         "GTCR" means GTCR Golder Rauner II, L.L.C., a Delaware limited liability company.

         "Investor" means each of Fund VIII, Fund VIII/B and GTCR Co-Invest, and any investment fund managed by GTCR, GTCR Golder Rauner, L.L.C., or any of their respective Affiliates, that at any time executes a counterpart of this Agreement or otherwise agrees to be bound by this Agreement.

         "Investor Majority" means the holders of a majority of the Common Stock held by the Investors.

         "Other Stockholders" means the Persons listed on the attached Schedule of Stockholders under the heading "Other Stockholders" and each of the other Persons set forth from time to time on the attached Schedule of Stockholders under the heading "Other Stockholders" who, at any time, acquires Stockholder Shares of the Company and executes a counterpart of this Agreement or otherwise agrees to be bound by this Agreement.

         "Other Stockholders Restriction Termination Date" means the earlier of
(a) the first anniversary of the IPO and (b) the receipt of proceeds by the Investors from the sale of Stockholder Shares held by the Investors in an aggregate amount of at least $134,068,683.

         "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, an investment fund, any other business entity and a governmental entity or any department, agency or political subdivision thereof.

         "Piggyback Registration" has the meaning given to such term in the Registration Agreement.

         "Preferred Stock" means the preferred stock of the Company, $0.01 par value per share.

         "Public Offering" means the sale in an underwritten public offering registered under the Securities Act of the equity securities of the Company (or any successor thereto) approved by the Board.

         "Public Sale" means any sale of Stockholder Shares (i) to the public pursuant to an offering registered under the Securities Act or (ii) to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 (other than Rule 144(k) prior to a Public Offering) adopted under the Securities Act.

         "Registrable Securities" has the meaning given to such term in the Registration Agreement.

         "Registration Agreement" means that certain Registration Rights Agreement, dated as of the date hereof, by and among the Company, the Investors and the other parties thereto, as amended from time to time pursuant to its terms.

         "Sale of the Company" means any transaction or series of transactions pursuant to which any Person or group of related Persons (other than the Investors and their Affiliates) in the aggregate acquire(s) (i) 50% or more of the Common Stock outstanding at the time of such transaction or series of transactions or (ii) all or substantially all of the Company's assets determined on a consolidated basis; provided that a Public Offering shall not constitute a Sale of the Company.

         "Section 16 Officers" means the officers of the Company designated by the Board as "officers" for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Stockholders" means, collectively, the Investors, the Executives, the Other Stockholders and the other Persons listed on the Schedule of Stockholders (each such Person individually being a "Stockholder").

         "Stockholder Shares" means (i) any shares of the Company's Preferred Stock or Common Stock purchased or otherwise acquired by any Stockholder, (ii) any equity securities issued or issuable directly or indirectly with respect to the Stockholder Shares referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of stock, recapitalization, merger, consolidation or other reorganization, and (iii) any other shares of any class or series of equity securities of the Company held by a Stockholder. For purposes of this Agreement, each Stockholder who holds options or warrants to acquire Stockholder Shares shall be deemed to be the holder of all Stockholder Shares issuable (at the time of such determination) upon the exercise of such options or warrants. As to any particular equity securities constituting Stockholder Shares, such Stockholder Shares will cease to be Stockholder Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

         "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which
(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other

Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity. For purposes hereof, references to a "Subsidiary" of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term "Subsidiary" refers to a Subsidiary of the Company.

         "Transfer" means to sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law), but explicitly excluding exchanges of one class of Stockholder Shares to or for another class of Stockholder Shares.

         6. Transfers; Transfers in Violation of Agreement. Prior to Transferring any Stockholder Shares to any person or entity (except pursuant to a Public Sale), the Transferring Stockholder shall cause the prospective transferee to execute and deliver to the Company, on behalf of the Company, the Investors, the Executives and the Other Stockholders, a counterpart of this Agreement. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such securities for any purpose.

         7. Additional Stockholders. In connection with the issuance of any additional equity securities of the Company to any Person, the Company may permit such Person to become a party to this Agreement and succeed to all of the rights and obligations of a "Stockholder" under this Agreement by obtaining an executed joinder to this Agreement, a form of which is attached hereto as Exhibit A and, upon such execution, such Person shall for all purposes be a "Stockholder" party to this Agreement.

         8. Representations and Warranties. Each Stockholder represents and warrants that (i) this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms, and (ii) such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with, conflicts with or violates any provision of this Agreement. No holder of Stockholder Shares shall grant any proxy or become a party to any voting trust or other agreement that is inconsistent with, conflicts with or violates any provision of this Agreement. The Company hereby represents and warrants that based upon its books and records, this Agreement has been executed by the holders of a majority of the Common Stock held by the Executives and the Other Stockholders, collectively.

         9. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company, the Investor Majority, and the holders of a majority of the Common Stock held by the Executives and the Other Stockholders, collectively; provided that no such amendment or modification that would adversely affect one class or group of holders of Stockholder Shares in a manner adversely different than any other class or group of holders of Stockholder Shares shall be effective against such class or group of holders of Stockholder Shares without the prior written consent of at least a majority of such class or group adversely affected thereby. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

         10. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         11. Entire Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         12. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares. The rights and obligations of each Investor under this Agreement may be assigned by each such Investor at any time, in whole or in part, to another Investor or any investment fund managed by GTCR, GTCR Golder Rauner, L.L.C. or any successor thereto.

         13. Counterparts. This Agreement may be executed in separate counterparts (including by means of telecopied signature pages) each of which shall be an original and all of which taken together shall constitute one and the same agreement.

         14. Remedies. The Company and each Stockholder shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and each Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

         15. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (i) delivered personally to the recipient, (ii) sent to the recipient by reputable express courier service (charges prepaid), (iii) mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or (iv) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. Nashville, Tennessee time on a business day, and otherwise on the next business day. Such notices, demands and other communications shall be sent to the to the Company at the addresses indicated below and to any other recipient at the address indicated on the schedules hereto and to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party:

         If to the Company:

         HealthSpring, Inc.
         44 Vantage Way, Suite 300
         Nashville, TN  37228
         Attention: Corporate Secretary
         Telephone: (615) 291-7000
         Telecopy: (615) 291-7011

         with copies (which shall not constitute notice) to:

         GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P. and GTCR
         Co-Invest II, L.P.
         c/o  GTCR Golder Rauner II, L.L.C.
         6100 Sears Tower
         Chicago, IL 60606-6402
         Attention: Joseph P. Nolan
                    Daniel L. Timm
         Telephone: (312) 382-2200
         Facsimile: (312) 382-2201

         16. Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         17. MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST

COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         18. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word "including" in this Agreement shall be, in each case, by way of example and without limitation. The use of the words "or," "either" and "any" shall not be exclusive. Reference to any agreement, document or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof.

         19. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         20. Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

         IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Stockholders Agreement on the day and year first above written.

                                       HEALTHSPRING, INC.


                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Its:
                                           -----------------------------------

                                       GTCR FUND VIII, L.P.

                                       By:      GTCR Partners VIII, L.P.
                                       Its:     General Partner

                                       By:      GTCR Golder Rauner II, L.L.C.
                                       Its:     General Partner


                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Its: Principal


                                       GTCR FUND VIII/B, L.P.

                                       By:      GTCR Partners VIII, L.P.
                                       Its:     General Partner

                                       By:      GTCR Golder Rauner II, L.L.C.
                                       Its:     General Partner


                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Its: Principal

                                       GTCR CO-INVEST II, L.P.

                                       By:      GTCR Golder Rauner II, L.L.C.
                                       Its:     General Partner


                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Its: Principal





        SIGNATURE PAGE TO THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT